FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
September 29, 2025
Jefferies Announces Third Quarter 2025 Financial Results

Q3 Financial Highlights

$ in thousands, except per share amounts	Quarter End		Year-to-Date
	3Q25	3Q24	2025	2024
Net earnings attributable to common shareholders	$223,986	$167,128	$439,912	$462,719
Diluted earnings per common share from continuing operations	$1.01	$0.72	$1.98	$2.06
Return on adjusted tangible shareholders' equity from continuing operations[1]	13.6%	10.3%	9.3%	10.0%
Total net revenues	$2,047,432	$1,683,552	$5,274,898	$5,078,200
Investment banking net revenues[14]	$1,135,325	$943,566	$2,602,324	$2,457,963
Capital markets net revenues[14]	$723,382	$676,525	$2,125,821	$2,107,863
Asset management net revenues	$176,882	$59,012	$523,218	$488,919
Pre-tax earnings from continuing operations	$331,815	$252,687	$617,781	$700,683
Book value per common share	$50.60	$48.89	$50.60	$48.89
Adjusted tangible book value per fully diluted share[3]	$33.38	$31.87	$33.38	$31.87
Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.40 per Jefferies common share, payable on November 26, 2025 to record holders of Jefferies common shares on November 17, 2025.
Management Comments
"Net revenues of $2.05 billion for the third quarter reflect continued growth in our market position amid a strengthening environment for our services. Our Investment Banking Advisory business delivered record quarterly results, driven by increased market share, the continued realization of our ongoing investments in human capital around the globe, and an improvement in the environment for mergers and acquisitions and capital formation. This growth plus strong results in Equities and an improved performance in Asset Management, helped drive net earnings attributable to common shareholders of $224 million and return on adjusted tangible shareholders' equity of 13.6%.

"We are encouraged by the rebound in global market sentiment and believe Jefferies is more strongly positioned than ever—with talent, global reach, product and service offerings, client relationships, joint venture partners and brand—to deliver exceptional long-term value to our clients and shareholders. While the world will remain volatile and full of challenges, we are increasingly optimistic about the near and long-term outlook for Jefferies."
Richard Handler, CEO, and Brian Friedman, President

1 Jefferies Financial Group

Financial Summary (Unaudited)

$ in thousands	Three Months Ended			Nine Months Ended
	August 31, 2025	May 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Net revenues by source:
Advisory	$655,578	$457,860	$592,462	$1,511,218	$1,214,927
Equity underwriting	181,205	122,366	150,096	432,091	608,586
Debt underwriting	249,525	205,363	183,078	654,250	517,771
Other investment banking[14]	49,017	(19,282)	17,930	4,765	116,679
Total Investment Banking	1,135,325	766,307	943,566	2,602,324	2,457,963
Equities[14]	486,695	526,244	387,342	1,421,997	1,182,025
Fixed income	236,687	177,911	289,183	703,824	925,838
Total Capital Markets	723,382	704,155	676,525	2,125,821	2,107,863
Total Investment Banking and Capital Markets Net revenues[5]	1,858,707	1,470,462	1,620,091	4,728,145	4,565,826
Asset management fees and revenues[6]	15,916	20,766	13,261	125,312	89,736
Investment return	68,026	50,404	(40,135)	112,796	110,447
Allocated net interest[4]	(18,550)	(19,144)	(16,016)	(54,915)	(47,031)
Other investments, inclusive of net interest[13]	111,490	102,595	101,902	340,025	335,767
Total Asset Management Net revenues	176,882	154,621	59,012	523,218	488,919
Other	11,843	9,364	4,449	23,535	23,455
Total Net revenues by source	$2,047,432	$1,634,447	$1,683,552	$5,274,898	$5,078,200

Non-interest expenses:
Compensation and benefits	$1,083,510	$854,839	$889,098	$2,779,476	$2,677,962
Compensation ratio[15]	52.9%	52.3%	52.8%	52.7%	52.7%
Non-compensation expenses	$632,107	$644,707	$541,767	$1,877,641	$1,699,555
Non-compensation ratio[15]	30.9%	39.4%	32.2%	35.6%	33.5%
Total Non-interest expenses	$1,715,617	$1,499,546	$1,430,865	$4,657,117	$4,377,517

Net earnings from continuing operations before income taxes	$331,815	$134,901	$252,687	$617,781	$700,683
Income tax expense	$89,311	$43,506	$78,011	$147,033	$207,077
Income tax rate	26.9%	32.3%	30.9%	23.8%	29.6%
Net earnings from continuing operations	$242,504	$91,395	$174,676	$470,748	$493,606
Net earnings (losses) from discontinued operations, net of income taxes	—	—	6,363	—	(1,488)
Net losses attributable to noncontrolling interests	(10,041)	(7,668)	(6,874)	(24,692)	(19,102)
Preferred stock dividends	28,559	11,046	20,785	55,528	48,501
Net earnings attributable to common shareholders	$223,986	$88,017	$167,128	$439,912	$462,719

2 Jefferies Financial Group

Highlights

Three Months Ended August 31, 2025 Versus August 31, 2024	Nine Months Ended August 31, 2025 Versus August 31, 2024
•Net earnings attributable to common shareholders of $224 million, or $1.01 per diluted common share from continuing operations.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 13.6%.
•We had 206.3 million common shares outstanding and 254.7 million common shares outstanding on a fully diluted basis[2] at August 31, 2025. Our book value per common share was $50.60 and adjusted tangible book value per fully diluted share[3] was $33.38.
•Effective tax rate from continuing operations of 26.9% compared to 30.9% for the prior year quarter. The lower rate was primarily driven by the resolution of certain state and local tax matters.

•Net earnings attributable to common shareholders of $440 million, or $1.98 per diluted common share from continuing operations.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 9.3%.
•Repurchased 0.7 million shares of common stock for $58 million, at an average price of $79.58 per share in connection with net-share settlements related to our equity compensation plans.
•Effective tax rate from continuing operations of 23.8% compared to 29.6% for the prior year period. The lower rate was primarily driven by the resolution of certain state and local tax matters.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $1.09 billion were 17% higher than the prior year quarter.
•Advisory net revenues of $656 million reflects our best quarter ever and were higher than the prior year quarter, driven by increased deal values in mergers and acquisitions across most sectors as market conditions improved.
•Underwriting net revenues of $431 million were higher than the prior year quarter, as market conditions for Equity and Debt underwriting improved, leading to increased activity levels.
•Capital Markets net revenues of $723 million were higher compared to the prior year quarter. Equities net revenues increased from the prior year quarter, as higher global volumes drove stronger results, particularly within our U.S. and Europe equity cash business. Additionally, our equity options, corporate derivatives and global electronic trading businesses also produced strong results. Fixed Income net revenues decreased from the prior year quarter as strong results from our global structured products were offset by lower results in our client flow trading businesses as tight credit conditions continued to slow activity levels.

•Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $2.60 billion were 11% higher than the prior year period. Other investment banking net revenues were $5 million, compared to net revenues of $117 million for the prior year period in part due to the prior year period including Foursight operating revenues as well as the impact of the gain on sale as Foursight was sold in April 2024, and lower performance from Jefferies Finance.
•Advisory net revenues of $1.51 billion were higher than the prior year period, driven by market share gains and increased mergers and acquisition activity levels across most sectors.
•Underwriting net revenues of $1.09 billion were lower than the prior year period, as stronger net revenues in Debt underwriting attributable to the increase in transaction activity across most sectors were offset by lower net revenues in Equity underwriting, consistent with the overall industry slowdown in the first-half of 2025.
•Capital Markets net revenues of $2.13 billion were modestly higher compared to the prior year period. Equities net revenues were strong for the current year attributable to market share gains and overall increased levels of activity during the period. Fixed Income net revenues decreased from the prior year period due to lower global activity levels and volatility in credit spreads for the first-half of 2025 meaningfully impacting the overall trading environment.

Asset Management	Asset Management
•Asset Management fees and revenues and investment return of $84 million were higher than the prior year quarter.
•Asset management fees and revenues modestly increased, driven by higher management and performance fees realized during the current quarter.
•Investment return meaningfully increased due to improved performance across several fund strategies, particularly those with a long equity bias.

•Asset Management fees and revenues and investment return of $238 million were higher than the prior year period.
•Asset management fees and revenues were higher compared to the prior year period, primarily reflecting higher performance fees on funds managed by us and through our strategic affiliates.
•Investment return was modestly higher compared to the prior year period.

Non-interest Expenses	Non-interest Expenses
•Compensation and benefits expense as a percentage of Net revenues was 52.9%, compared to 52.8% for the prior year quarter.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, and increased technology and communication and business development expenses. Non-compensation expenses as a percentage of Net revenues declined to 30.9%, compared to 32.2% for the prior year quarter.

•Compensation and benefits expense as a percentage of Net revenues was 52.7%, flat with the prior year period.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, increased higher technology and communication and business development expenses. The current year also includes approximately $17 million in charitable donations, including $10 million to support Los Angeles wildfire relief efforts, while the prior year period includes the impact of $27 million in bad debt expenses associated with the shutdown of Weiss Multi-Strategy Advisers. In addition, non-compensation expenses for the prior year period include Foursight activity up through the sale in April 2024.

* * * *

3 Jefferies Financial Group

Amounts herein pertaining to August 31, 2025 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and nine months ended August 31, 2025 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about October 9, 2025.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

4 Jefferies Financial Group

Consolidated Statements of Earnings (Unaudited)

$ in thousands, except per share amounts	Three Months Ended August 31,		Nine Months Ended August 31,
	2025	2024	2025	2024
Revenues
Investment banking	$1,088,197	$927,094	$2,606,976	$2,344,743
Principal transactions	486,893	324,501	1,232,630	1,381,432
Commissions and other fees	325,178	270,643	966,711	787,968
Asset management fees and revenues	13,079	11,986	118,563	74,126
Interest	846,894	936,786	2,570,090	2,636,002
Other	147,433	124,579	379,883	439,556
Total revenues	2,907,674	2,595,589	7,874,853	7,663,827
Interest expense	860,242	912,037	2,599,955	2,585,627
Net revenues	2,047,432	1,683,552	5,274,898	5,078,200
Non-interest expenses
Compensation and benefits	1,083,510	889,098	2,779,476	2,677,962
Brokerage and clearing fees	121,164	101,119	360,345	321,325
Underwriting costs	20,332	14,017	52,703	51,053
Technology and communications	157,171	136,953	442,844	409,703
Occupancy and equipment rental	32,908	30,078	93,818	87,558
Business development	78,999	68,152	231,360	194,433
Professional services	73,329	64,630	223,563	217,967
Depreciation and amortization	53,230	45,977	136,471	139,125
Cost of sales	34,430	37,400	118,959	109,533
Other expenses	60,544	43,441	217,578	168,858
Total non-interest expenses	1,715,617	1,430,865	4,657,117	4,377,517
Earnings from continuing operations before income taxes	331,815	252,687	617,781	700,683
Income tax expense	89,311	78,011	147,033	207,077
Net earnings from continuing operations	242,504	174,676	470,748	493,606
Net earnings (losses) from discontinued operations (including gain on disposal), net of income taxes	—	6,363	—	(1,488)
Net earnings	242,504	181,039	470,748	492,118
Net losses attributable to noncontrolling interests	(10,041)	(6,874)	(24,692)	(19,102)
Preferred stock dividends	28,559	20,785	55,528	48,501
Net earnings attributable to common shareholders	$223,986	$167,128	$439,912	$462,719

5 Jefferies Financial Group

Financial Data and Metrics (Unaudited)

	Three Months Ended			Nine Months Ended
	August 31, 2025	May 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Other Data:
Number of trading days	63	63	63	187	188
Number of trading loss days[7]	3	13	7	20	11
Average VaR (in millions)[8]	$10.45	$11.89	$11.35	$11.81	$13.26

In millions, except other data	August 31, 2025	May 31, 2025	August 31, 2024
Financial position:
Total assets	$69,320	$67,285	$63,275
Cash and cash equivalents	11,458	11,260	10,573
Financial instruments owned	26,117	25,570	24,039
Level 3 financial instruments owned[9]	803	763	693
Goodwill and intangible assets, net	2,052	2,060	2,073
Total equity	10,501	10,382	10,115
Total shareholders' equity	10,439	10,305	10,046
Tangible shareholders' equity[10]	8,387	8,245	7,973
Other data and financial ratios:
Leverage ratio[11]	6.6	6.5	6.3
Tangible gross leverage ratio[12]	8.0	7.9	7.7
Number of employees at period end	7,866	7,671	7,624
Number of employees excluding Tessellis and Stratos at period end	6,206	5,949	5,926

6 Jefferies Financial Group

Components of Numerators and Denominators for Earnings Per Common Share

$ in thousands, except per share amounts	Three Months Ended August 31,		Nine Months Ended August 31,
	2025	2024	2025	2024
Numerator for earnings per common share from continuing operations:
Net earnings from continuing operations	$242,504	$174,676	$470,748	$493,606
Less: Net losses attributable to noncontrolling interests	(10,041)	(6,304)	(24,692)	(16,541)
Allocation of earnings to participating securities	(28,559)	(20,785)	(55,528)	(48,501)
Net earnings from continuing operations attributable to common shareholders for basic earnings per share	$223,986	$160,195	$439,912	$461,646
Net earnings from continuing operations attributable to common shareholders for diluted earnings per share	$223,986	$160,195	$439,912	$461,646

Numerator for earnings per common share from discontinued operations:
Net earnings (losses) from discontinued operations, net of taxes	$—	$6,363	$—	$(1,488)
Less: Net losses attributable to noncontrolling interests	—	(570)	—	(2,561)
Net earnings from discontinued operations attributable to common shareholders for basic and diluted earnings per share	$—	$6,933	$—	$1,073
Net earnings attributable to common shareholders for basic earnings per share	$223,986	$167,128	$439,912	$462,719
Net earnings attributable to common shareholders for diluted earnings per share	$223,986	$167,128	$439,912	$462,719

Denominator for earnings per common share:
Weighted average common shares outstanding	206,272	206,418	206,191	209,997
Weighted average shares of restricted stock outstanding with future service required	(2,224)	(2,305)	(2,259)	(2,346)
Weighted average restricted stock units outstanding with no future service required	11,245	10,339	11,045	10,455
Weighted average basic common shares	215,293	214,452	214,977	218,106
Stock options and other share-based awards	4,643	4,189	4,915	3,369
Senior executive compensation plan restricted stock unit awards	2,779	3,058	2,647	2,705
Weighted average diluted common shares	222,715	221,699	222,539	224,180

Earnings per common share:
Basic from continuing operations	$1.04	$0.75	$2.05	$2.12
Basic from discontinued operations	—	0.03	—	—
Basic	$1.04	$0.78	$2.05	$2.12
Diluted from continuing operations	$1.01	$0.72	$1.98	$2.06
Diluted from discontinued operations	—	0.03	—	—
Diluted	$1.01	$0.75	$1.98	$2.06

7 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Return on Adjusted Tangible Equity Reconciliation

$ in thousands	Three Months Ended August 31,		Nine Months Ended August 31,
	2025	2024	2025	2024
Net earnings attributable to common shareholders (GAAP)	$223,986	$167,128	$439,912	$462,719
Intangible amortization and impairment expense, net of tax	9,163	5,958	22,053	15,900
Adjusted net earnings to common shareholders (non-GAAP)	233,149	173,086	461,965	478,619
Preferred stock dividends	28,559	20,785	55,528	48,501
Adjusted net earnings to total shareholders (non-GAAP)	$261,708	$193,871	$517,493	$527,120

Adjusted net earnings to total shareholders (non-GAAP)[1]	$1,046,832	$775,484	$689,991	$702,827

Net earnings impact for net (earnings) losses from discontinued operations, net of noncontrolling interests	—	(6,933)	—	(1,073)
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)	261,708	186,938	517,493	526,047
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)[1]	1,046,832	747,752	689,991	701,396

	May 31,		November 30,
	2025	2024	2024	2023
Shareholders' equity (GAAP)	$10,305,025	$9,875,056	$10,156,772	$9,709,827
Less: Intangible assets, net and goodwill	(2,060,019)	(2,057,302)	(2,054,310)	(2,044,776)
Less: Deferred tax asset, net	(502,033)	(512,042)	(497,590)	(458,343)
Less: Weighted average impact of dividends and share repurchases	(66,561)	(57,836)	(208,901)	(157,739)
Adjusted tangible shareholders' equity (non-GAAP)	$7,676,412	$7,247,876	$7,395,971	$7,048,969

Return on adjusted tangible shareholders' equity (non-GAAP)[1]	13.6%	10.7%	9.3%	10.0%
Return on adjusted tangible shareholders' equity from continuing operations (non-GAAP)[1]	13.6%	10.3%	9.3%	10.0%

8 Jefferies Financial Group

Adjusted Tangible Book Value and Fully Diluted Shares Outstanding Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	August 31, 2025
Book value (GAAP)	$10,438,724
Stock options(1)	114,939
Intangible assets, net and goodwill	(2,052,740)
Adjusted tangible book value (non-GAAP)	$8,500,923

Common shares outstanding (GAAP)	206,280
Preferred shares	27,563
Restricted stock units ("RSUs")	14,214
Stock options(1)	5,065
Other	1,587
Adjusted fully diluted shares outstanding (non-GAAP)(2)	254,709

Book value per common share outstanding	$50.60
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$33.38

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of August 31, 2025 of 5.1 million multiplied by the weighted average exercise price of $22.69 on August 31, 2025.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of convertible preferred shares if-converted to common shares.

9 Jefferies Financial Group

Notes
1.Return on adjusted tangible shareholders' equity and Return on adjusted tangible shareholders' equity from continuing operations represent non-GAAP financial measures and are based on full year or annualized amounts. Refer to schedule on page 8 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2024.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.Beginning in fiscal 2024, we now refer to "Merchant banking" as “Other investments” in our Asset Management reportable segment.
14.Beginning in the fourth quarter of 2024, revenues from corporate equity derivative transactions historically included within Other investment banking net revenues were reclassified to Equities net revenues as the underlying business has matured and has started to generate meaningful revenues. Prior year amounts have been revised to conform to this reclassification change to the current year reporting.
15.Compensation ratio equals total compensation expense divided by total net revenues. Non-compensation ratio equals total non-compensation expense divided by total net revenues.

10 Jefferies Financial Group